As filed with the Securities and Exchange Commission on March 11, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Quantum-Si Incorporated
(Exact name of registrant as specified in its charter)

Delaware	3829	85-1388175
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

530 Old Whitfield Street
Guilford, Connecticut 06437
Telephone: (203) 458-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan M. Rothberg, Ph.D.
Interim Chief Executive Officer
Quantum-Si Incorporated
530 Old Whitfield Street
Guilford, Connecticut 06437
Telephone: (203) 458-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael L. Fantozzi, Esq.
Jason S. McCaffrey, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Telephone: (617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒File No. 333-257676

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration for resale by a selling securityholder of 405,000 additional shares of Class A common stock, $0.0001 par value per share (“Class A common stock”), of Quantum-Si Incorporated (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all exhibits to and all documents incorporated by reference therein, the Registrant’s Registration Statement on Form S-1 (File No. 333-257676), as amended by Post-Effective Amendment No. 1 thereto, which Post-Effective Amendment was declared effective by the Commission on March 3, 2022 (the “Prior Registration Statement”). The additional securities that are being registered for resale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in the Exhibit Index below and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 11, 2022), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 11, 2022.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed on July 2, 2021, as amended (File No. 333-257676) and incorporated herein by reference).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Guilford, State of Connecticut, on March 11, 2022.

QUANTUM-SI INCORPORATED

By:	s/ Jonathan M. Rothberg, Ph.D
Jonathan M. Rothberg, Ph.D.
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date
/s/ Jonathan M. Rothberg, Ph.D.
Jonathan M. Rothberg, Ph.D.	Interim Chief Executive Officer and Executive Chairman (Principal Executive Officer)	March 11, 2022
/s/ Claudia Drayton
Claudia Drayton	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2022
*
Marijn Dekkers, Ph.D.	Director	March 11, 2022
*
Ruth Fattori	Director	March 11, 2022
*
Brigid A. Makes	Director	March 11, 2022
*
Michael Mina, M.D., Ph.D.	Director	March 11, 2022
*
Kevin Rakin	Director	March 11, 2022
*
James Tananbaum, M.D.	Director	March 11, 2022

*By:	/s/ Claudia Drayton
Claudia Drayton
Attorney-in-fact